Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-11 of Invesco Real Estate Income Trust Inc. of our report dated March 7, 2025 relating to the financial statements and supplemental information of Vida JV LLC, which appears in Invesco Real Estate Income Trust Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

April 15, 2025